Exhibit 99.906.CERT

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2025 of XAI Madison Equity Premium Income Fund (the “Company”).

I, Theodore J. Brombach, the President and Principal Executive Officer of the Company, certify that:

(i)	the report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company for the Period.

Date:	December 1, 2025	/s/ Theodore J. Brombach
Theodore J. Brombach
President and Chief Executive Officer
(Principal Executive Officer)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2025 (the “Period”) of XAI Madison Equity Premium Income Fund (the “Company”).

I, Derek J. Mullins, the Treasurer and Principal Financial Officer of the Company, certify that:

(i)	the report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company for the Period.

Date:	December 1, 2025	/s/ Derek J. Mullins
Derek J. Mullins
Treasurer and Chief Financial Officer
(Principal Financial Officer)

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.